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                                                                      EXHIBIT 99

(FARMERS & MERCHANTS BANCORP, INC. LOGO)

Dear Shareholder,

     On June 16, 2006, The Board of Directors declared a $0.15 per share dividend to be paid on July 20, 2006 to shareholders of record of June 16, 2006. Enclosed is your check or deposit notice of the dividend payment.

     This dividend is an increase of twenty (20) percent above the dividend paid in April and as you will remember that dividend was an eleven (11) percent increase over the previous regular quarterly dividend. These large increases have been approved with the intent to level out the quarterly dividends throughout the year and hopefully show an increase in what you may receive annually. With these increases The Board of Directors does not anticipate a special year end "bonus" dividend to be paid in January.

     Based on the increased number of shares and following the stock split that occurred on May 12, 2006, we have been able to add additional market makers for our F & M Bancorp Stock. Enclosed is a listing of our current market makers if you are interested in purchasing or selling shares of stock.

     If you would like to see our current financial statement it can be viewed through the bank website: www.fm-bank.com under F & M Bancorp. The June Statement will be available as soon as our second quarter financial statements are filed with the United States Security and Exchange Commission (SEC). Which should be by month end.

     As always, if you have any questions please feel free to contact us.

Sincerely,


/s/ Paul S. Siebenmorgen
-------------------------------------
Paul S. Siebenmorgen
President & CEO

P.O. BOX 216   307-11 NORTH DEFIANCE ST., ARCHBOLD, OHIO 43502
PHONE (419) 446-2501


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(FARMERS & MERCHANTS BANCORP, INC. LOGO)

At the present time The Farmers & Merchants State Bank would like to introduce the following Market Makers to those who may be interested in buying or selling Bancorp Stock:

Donelly Pennman & Partners
1373 Grandview Avenue, Suite 208
Columbus, OH 43212
Attn: Matthew E. Lee
Ph. 800-217-7411

Ferris, Baker, Watts, Inc
655 Metro Place South
Dublin, Ohio 43017
Attn: Thomas Dooley
Ph. 866-313-4803

Howe Barnes Investment
222 S. Riverside Plaza, 7th Floor
Chicago, IL 60606
Attn: Lew Coines
Ph. 800-800-4693
    312-655-2964

Keefe, Bruyette, & Woods (KBW)
787 7th Avenue, 4th Floor
New York, NY 10019
Attn: Troy Carlson
Ph. 212-887-8901

Sweney Cartwright & Co.
17 South High Street, Suite 300
Columbus, Ohio 43215
Attn: George Geissbuhler
Ph. 800-334-7481

If you have any questions or concerns please don't hesitate to contact Lydia Huber, Corporate Secretary, at 419-446-2501 ext. 200.

P.O. BOX 216 307-11   NORTH DEFIANCE ST., ARCHBOLD, OHIO 43502
PHONE (419) 446-2501